Exhibit 99.1 Press Release | For Distribution

Zix Reports First Quarter 2021 Financial Results

Continued Strong Adoption of Secure Cloud Platform Drives 14% Increase in Revenue and ARR, 20% Growth in Cloud ARR and $10.7 million in Cash Flow from Operations

DALLAS — May 5, 2021 — Zix Corporation (Zix) (NASDAQ: ZIXI), a leading provider of cloud email security, productivity, and compliance solutions, today announced financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights (results compared to the same year-ago quarter)

•	Revenue increased 14% to $60.0 million.

•	Annual recurring revenue (ARR) increased 14% to $243.6 million. Cloud ARR increased 20% to $214.3 million or 88% of total ARR.

•	GAAP net loss totaled ($2.5) million compared to a year ago net loss of ($0.9) million.

•

GAAP net loss attributable to common stockholders totaled ($4.8) million compared to a year ago net loss attributable to common stockholders of ($3.1) million. The company’s Q1 2021 net loss attributable to common shareholders includes the effect of a deemed dividend to preferred shareholders of $2.3 million and acquisition-related expenses of $0.4 million.

•	GAAP fully diluted earnings (loss) per share attributable to common stockholders totaled ($0.09) compared to ($0.06).

•	Non-GAAP adjusted net income before deemed dividends and excluding deferred tax (benefit) expense totaled $7.9 million compared to $6.7 million.

•	Non-GAAP adjusted net income per share before deemed dividends and excluding deferred tax (benefit) expense increased 16% to $0.15.

•	Adjusted EBITDA increased 18% or $2.0 million to $13.1 million, representing an adjusted EBITDA margin of 22%.

•	The company ended the quarter with $23.7 million in cash. Cash flow from operations was $10.7 million, an increase of 142% or $6.3 million compared to the prior year period.

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Recent Operational Highlights

•	Successfully completed the business operations integration of CloudAlly, an industry leader in cloud-based data backup and recovery, which Zix acquired in November 2020.

•	Zix added 46,141 cloud mailboxes in Q1 2021, bringing the total number of productivity mailboxes to over 1.2 million.

•	Direct customers and MSP partners started over 2,600 trials of Advanced Threat Protection, ZixEncrypt, ZixArchive and Secure File Share in Q1 2021.

Management Commentary

“Our consistent results for the first quarter reflect our continued commitment to driving profitable growth as well as our partners’ and customers’ increasing adoption of Zix’s Secure Cloud platform,” said David Wagner, Zix’s Chief Executive Officer. “We delivered 14% growth in revenue and ARR in Q1, along with an 18% increase in adjusted EBITDA dollars and solid cash flow from operations. These strong results underscore the growing role Zix is playing in empowering businesses of all sizes with the technology to drive cloud adoption, facilitate digital transformation, and protect communications. CloudAlly has continued to perform exceedingly well post acquisition with ARR recently hitting record levels; cloud data back-up is playing an increasingly critical role within a secure modern workplace, and we have a leading solution to address that growing need. Overall, Zix remains well positioned to take advantage of many secular market trends and to realize highly efficient new customer acquisition and greater adoption of our Secure Cloud platform.”

Zix’s Chief Financial Officer Dave Rockvam commented: “The first quarter of 2021 marked another period of consistent profitable growth, increased year-over-year adjusted EBITDA dollars, and strong cash flow generation. Our Secure Cloud platform and high-velocity sales model is enabling our partners to empower our end customers to add more services. The macro acceleration of the business cloud journey and increased focus on email security give us confidence we can continue to capture meaningful growth opportunities well into the future. Moreover, our current base of more than 5,000 partners and 90,000 end customers provide a built-in growth opportunity to attach Zix’s organic, higher-margin products. As we execute this strategy, we believe our 100% subscription business, favorable profitability profile and strong cash flow generation positions well us to meet our management debt obligations and achieve our adjusted EBITDA guidance of $56.0 million.”

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First Quarter 2021 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share data	Q1 2021	Q1 2020	Change (1)
Revenue	$60.0	$52.4	14.5%
GAAP Net Income (Loss)	($2.5)	($0.9)	(188.4%)
GAAP Net Income (Loss) Attributable to Common Stockholders	($4.8)	($3.1)	(55.2%)
GAAP Net Income (Loss) Per Share Attributable to Common Stockholders – Diluted	($0.09)	($0.06)	(52.5%)
Non-GAAP Adjusted Net Income Attributable to Common Stockholders (3)	$5.6	$4.5	25.3%
Non-GAAP Adjusted Net Income Per Share Attributable to Common Stockholders – Diluted (3)	$0.10	$0.08	23.0%
Non-GAAP Adjusted Net Income Before Deemed Dividends(3)	$8.1	$7.3	11.1%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends – Diluted(3)	$0.15	$0.14	9.0%
Non-GAAP Adjusted Net Income Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$7.9	$6.7	18.3%
Non-GAAP Adjusted Net Income Per Share Before Deemed Dividends and Excluding Deferred Tax (Benefit) Expense(3)	$0.15	$0.12	16.0%
EBITDA (2)(3)	$8.9	$8.7	1.7%
EBITDA Margin	14.8%	16.6%	1.9	pts
Adjusted EBITDA (3)	$13.1	$11.1	18.4%
Adjusted EBITDA Margin (3)	21.9%	21.2%	0.7	pts
Total Billings	$62.3	$55.8	11.7%

(1)	Changes are based on actual numbers versus numbers shown in the columns, which may reflect rounding
(2)	Earnings before interest, taxes, depreciation, and amortization
(3)	A reconciliation of GAAP to non-GAAP results is included in this press release and available on the Zix investor relations website at http://investor.zixcorp.com

Financial Outlook

Zix provides guidance based on current market conditions and expectations. The company emphasizes that its guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the COVID-19 pandemic.

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For the second quarter of 2021, the company forecasts revenue to range between $61.2 million and $61.6 million. Zix’s revenue forecast for the second quarter of 2021 implies a 15% growth rate compared to the same year ago quarter. The company forecasts fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to be in the range of ($0.09) and ($0.08), and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to be $0.14 for the second quarter of 2021. The company forecasts adjusted EBITDA to be approximately 22% of forecast revenue for Q2 2021. The per share guidance figures are based on an approximate basic share count of 57.0 million for Q2 2021.

Based on management’s current visibility, the company increased its revenue guidance for fiscal 2021 to range between $248.0 million and $250.5 million, representing an increase of between 14% and 15% compared to fiscal year 2020. The company also expects fully diluted GAAP earnings (loss) per share (attributable to common stockholders) to range between ($0.36) and ($0.33) and fully diluted non-GAAP adjusted earnings per share (attributable to common stockholders) before deemed dividends and excluding deferred tax (benefit) expense to range between $0.58 to $0.60 for fiscal year 2021. The company forecasts adjusted EBITDA to be $56.0 million (or approximately 22% of forecast revenue) for 2021, representing a year-over-year increase of approximately 10% compared to fiscal year 2020. The per share figures are based on an approximate basic average share count of 55.5 million for 2021. Fiscal 2021 guidance adds back approximately $3.0 million of expenses related to travel, compensation, and marketing, which were reduced in 2020 due to COVID-19.

Conference Call Information

Management will discuss these financial results and outlook on a conference call today (May 5, 2021) at 5:00 p.m. ET (2:00 p.m. PT).

A live webcast of the conference call will be available in the investor relations section of Zix’s website here. Alternatively, participants can access the conference call by dialing 855-853-6940 (U.S. toll-free) or 720-634-2906 (international) at least 15 minutes before the call and entering access code 9296071. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

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An audio replay can be accessed for seven days by dialing 855-859-2056 (U.S. toll-free) or 404-537-3406 (international) and entering the access code 9296071. An archive of the webcast will also be available on the Zix investor relations Web site.

About Zix Corporation

Zix Corporation (Zix) is a leader in email security. Trusted by the nation’s most influential institutions in healthcare, finance, and government, Zix delivers a superior experience and easy-to-use solutions for email encryption and data loss prevention, advanced threat protection, unified information archiving and bring your own device (BYOD) mobile security. Focusing on the protection of business communication, Zix enables its customers to better secure data and meet compliance needs. Zix is publicly traded on the Nasdaq Global Market under the symbol ZIXI. For more information, visit www.zixcorp.com.

Zix Company Contact Geoff Bibby 1-214-370-2241 gbibby@zixcorp.com	Zix Investor Contact Matt Glover and Tom Colton Gateway Investor Relations 1-949-574-3860 ZIXI@gatewayir.com

Forward-Looking Statements

As more fully described in Zix’s Annual Report on Form 10-K for the year ended December 31,, 2020, which was filed with the SEC on March 5,, 2021, the company has been actively monitoring the COVID-19 situation and its impact on both the company and the world in which we operate. The impact of COVID-19 and unprecedented measures to prevent its spread are affecting our business in various ways such as causing volatility in demand for our products, changes in customer behavior, including their spending and payment patterns, disruptions in the operations of our third-party suppliers and business partners, and limitations on our employees’ and partners ability to work and travel. We expect the ultimate significance of the impact of the foregoing on our financial and operational results will be dictated by the length of time that these circumstances continue, which will depend on the currently unknowable extent and duration of the COVID-19 pandemic and governmental and public actions taken in response. These factors also make it more challenging for management to estimate the future performance of our business, particularly over the near term.

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of sales, revenue, annual recurring revenue, EBITDA, EBITDA margin, earnings or earnings per share, potential benefits of acquisitions and strategic relationships, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Zix on the date this release was issued. Zix undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including but not limited to, risks or uncertainties related to the completion and

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integration of acquisitions, the effects of our debt and equity financing transactions, year-end adjustments to previously reported preliminary unaudited financial information, market acceptance of both existing and new Zix solutions, changing market dynamics resulting from technological change, innovation and continuing customer migration to the cloud, changes in the competitive ecosystem, how privacy and data security laws may affect demand for Zix data protection solutions, and business disruptions, uncertainty and market instability stemming from the COVID-19 pandemic and governmental actions related thereto. Zix may not succeed in addressing these and other risks. Further information regarding factors that could affect Zix’s business and its financial and other results can be found in the risk factors section of Zix’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, as those risk factors may be supplemented in subsequent filings.

We monitor ARR as an operating metric, which we define as the aggregate annualized contract value attributable to recurring revenue contracts as of the end of the applicable reporting period. We calculate ARR by determining the annual or monthly revenue of subscription agreements that are active as of the end of the applicable period and multiplying by 1 or 12. We monitor this metric to aid in determining to what extent individual customer relationships, considered in the aggregate, are growing or declining in financial magnitude. ARR is an operating metric derived as of the date of determination, and should be viewed independently of revenue, unearned revenue and any other GAAP financial measure over any period.

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ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,
	2021	December 31,
	(unaudited)	2020
ASSETS
Current assets:
Cash and cash equivalents	$23,747,000	$21,362,000
Receivables, net	16,878,000	16,831,000
Prepaid and other current assets	5,024,000	5,430,000

Total current assets	45,649,000	43,623,000
Property and equipment, net	6,651,000	7,345,000
Operating lease assets	12,941,000	14,259,000
Other assets and deferred costs	12,449,000	12,767,000
Intangible Assets, Net	139,897,000	144,163,000
Goodwill	194,988,000	195,013,000
Deferred tax assets	32,882,000	32,554,000

Total assets	$445,457,000	$449,724,000

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$30,112,000	$30,382,000
Deferred revenue	40,484,000	40,447,000
Other current liabilities	7,920,000	7,963,000

Total current liabilities	78,516,000	78,792,000
Long-term liabilities:
Deferred revenue	963,000	1,079,000
Operating and finance lease liabilities	8,784,000	10,208,000
Debt	209,306,000	209,658,000

Total long-term liabilities	219,053,000	220,945,000

Total liabilities	297,569,000	299,737,000
Total preferred stock	117,875,000	115,552,000
Total stockholders’ equity	30,013,000	34,435,000

Total liabilities, preferred stock and stockholders’ equity	$445,457,000	$449,724,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$60,015,000	$52,434,000

Cost of revenue	33,138,000	26,079,000

Gross profit	26,877,000	26,355,000
Operating expenses:
Research and development	6,060,000	5,386,000
Selling, general and administrative	21,297,000	20,029,000

Total operating expenses	27,357,000	25,415,000

Operating income	(480,000)	940,000
Operating margin	-1%	2%

Other income (expense)
Investment and other income (expense)	43,000	(15,000)
Interest expense	(2,126,000)	(2,648,000)

Total other income (expense)	(2,083,000)	(2,663,000)

Income before income taxes	(2,563,000)	(1,723,000)
Income tax benefit (expense)	103,000	870,000

Net (loss) income	$(2,460,000)	$(853,000)

Deemed and accrued dividends on preferred stock	(2,323,000)	(2,229,000)

Net (loss) income attributable to common shareholders	$(4,783,000)	$(3,082,000)

Basic (loss) income per share attributable to common shareholders:	$(0.09)	$(0.06)

Diluted (loss) income per share attributable to common shareholders:	$(0.09)	$(0.06)

Shares used in per share calculation - basic	54,536,103	53,496,042

Shares used in per share calculation - diluted	54,536,103	53,496,042

Other Comprehensive income, net of tax:
Foreign currency translation adjustments	(1,262,000)	(905,000)

Comprehensive (loss) income	$(3,722,000)	$(1,758,000)

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net (loss) income	$(2,460,000)	$(853,000)
Non-cash items in net income	13,863,000	9,998,000
Changes in operating assets and liabilities	(729,000)	(4,738,000)

Net cash provided by operating activities	10,674,000	4,407,000

Investing activities:
Purchases of property and equipment and capitalized software	(4,979,000)	(5,007,000)
Acquisition of business, net of cash acquired	(339,000)	—

Net cash used in investing activities	(5,318,000)	(5,007,000)

Financing activities:
Proceeds from exercise of stock options	253,000	117,000
Proceeds from long term debt	—	6,000,000
Repayment of long term debt	(551,000)	(460,000)
Repayment of finance lease obligations	(201,000)	(406,000)
Purchase of treasury stock	(2,105,000)	(1,785,000)

Net cash provided used in financing activities	(2,604,000)	3,466,000

Effect of exchange rate changes on cash	(367,000)	80,000

(Decrease) Increase in cash and cash equivalents	2,385,000	2,946,000
Cash and cash equivalents, beginning of period	21,362,000	13,349,000

Cash and cash equivalents, end of period	$23,747,000	$16,295,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended
		March 31,
		2021	2020
Revenue:
GAAP revenue		$60,015,000	$52,434,000

Cost of revenue
GAAP cost of revenue		$33,138,000	$26,079,000
Stock-based compensation charges (1)	(A)	(268,000)	(172,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	(58,000)
Intangible Amortization (3)	(C)	(2,923,000)	(2,607,000)
Corporate separation payment (4)	(D)	—	—

Non-GAAP adjusted cost of revenue		$29,946,000	$23,242,000

Gross profit:
GAAP gross profit		$26,877,000	$26,355,000
Stock-based compensation charges (1)	(A)	268,000	172,000
Strategic consulting and litigation costs (2)	(B)	1,000	58,000
Intangible Amortization (3)	(C)	2,923,000	2,607,000
Corporate separation payment (4)	(D)	—	—

Non-GAAP adjusted gross profit		$30,069,000	$29,192,000

Research and development expense
GAAP research and development expense		$6,060,000	$5,386,000
Stock-based compensation charges (1)	(A)	(612,000)	(337,000)
Strategic consulting and litigation costs (2)	(B)	(16,000)	(106,000)
Intangible Amortization (3)	(C)	(76,000)	(76,000)
Corporate separation payment (4)	(D)	—	—

Non-GAAP adjusted research and development expense		$5,356,000	$4,867,000

Selling and marketing expense
GAAP selling and marketing expense		$14,922,000	$14,341,000
Stock-based compensation charges (1)	(A)	(1,083,000)	(544,000)
Strategic consulting and litigation costs (2)	(B)	(1,000)	(39,000)
Intangible Amortization (3)	(C)	(3,327,000)	(3,119,000)
Corporate separation payment (4)	(D)	(43,000)	—

Non-GAAP adjusted selling and marketing expense		$10,468,000	$10,639,000

General and administrative expense
GAAP general and administrative expense		$6,375,000	$5,688,000
Stock-based compensation charges (1)	(A)	(1,841,000)	(938,000)
Strategic consulting and litigation costs (2)	(B)	(403,000)	(177,000)
Corporate separation payment (4)	(D)	—	—

Non-GAAP adjusted general and administrative expense		$4,131,000	$4,573,000

Operating income:
GAAP operating income		$(480,000)	$940,000
Stock-based compensation charges (1)	(A)	3,804,000	1,991,000
Strategic consulting and litigation costs (2)	(B)	421,000	380,000
Intangible Amortization (3)	(C)	6,326,000	5,802,000
Corporate separation payment (4)	(D)	43,000	—

Non-GAAP adjusted operating income		$10,114,000	$9,113,000

Adjusted Operating Margin		16.9%	17.4%

Net income:
GAAP net (loss) income		$(2,460,000)	$(853,000)
Stock-based compensation charges (1)	(A)	3,804,000	1,991,000
Strategic consulting and litigation costs (2)	(B)	421,000	380,000
Intangible Amortization (3)	(C)	6,326,000	5,802,000
Corporate separation payment (4)	(D)	43,000	—

Non-GAAP adjusted net income		$8,134,000	$7,320,000

Deferred tax (benefit) expense		(223,000)	(633,000)

Non-GAAP adjusted net income excluding deferred tax (benefit) expense		$7,911,000	$6,687,000

Deemed and accrued dividends on preferred stock		(2,323,000)	(2,229,000)

Adjusted Net income attributable to common stockholders		$5,588,000	$4,458,000

Diluted net income per common share:
GAAP net income per share before deemed dividends		$(0.05)	$(0.02)
Adjustments per share	(A-D)	$0.20	$0.16

Non-GAAP adjusted net income per share before deemed dividends		$0.15	$0.14

Deferred tax (benefit) expense impact to Non-GAAP adjusted net income before deemed dividends per share	(E)	$(0.00)	$(0.01)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense		$0.15	$0.12

Deemed dividends per share impact to Non-GAAP adjusted net income		$(0.04)	$(0.04)

Adjusted Net income per share attributable to common stockholders		$0.10	$0.08

Shares used to compute Non-GAAP adjusted net income per share - diluted		54,536,103	53,496,042

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

		Three Months Ended
		March 31,
		2021	2020
Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(F)
Net income		$(2,460,000)	$(853,000)
Income tax provision		(103,000)	(870,000)
Interest expense		2,126,000	2,648,000
Depreciation		1,147,000	1,312,000
Amortization		8,153,000	6,481,000

EBITDA		8,863,000	8,718,000

Adjustments:
Stock-based compensation charges (1)	(A)	3,804,000	1,991,000
Strategic consulting and litigation costs (2)	(B)	421,000	380,000
Corporate separation payment (4)	(D)	43,000	—

Adjusted EBITDA		$13,131,000	$11,089,000

Adjusted EBITDA margin		21.9%	21.1%

(1) Stock-based compensation charges are included as follows:
Cost of revenues		$268,000	$172,000
Research and development		612,000	337,000
Selling and marketing		1,083,000	544,000
General and administrative		1,841,000	938,000

		$3,804,000	$1,991,000

(2) Strategic consulting, acquisition, integration and litigation costs are included as follows:
Cost of revenues		1,000	58,000
Research and development		16,000	106,000
Selling and marketing		1,000	39,000
General and administrative		403,000	177,000

		$421,000	$380,000

(3) Intangible Amortization is included as follows:
Cost of revenues		2,923,000	2,607,000
Research and development		76,000	76,000
Selling and marketing		3,327,000	3,119,000

		$6,326,000	$5,802,000

(4) Corporate separation payment is included as follows:
Cost of revenues		—	—
Research and development		—	—
Selling and marketing		43,000	—
General and administrative		—	—

		$43,000	$—

(5) Net Income tax components:
Current tax (benefit)/expense		120,000	(237,000)
Deferred tax (benefit)/expense		(223,000)	(633,000)

		$(103,000)	$(870,000)

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income and net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES OUTLOOK

	LOW	HIGH	LOW	HIGH
	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	30-Jun	30-Jun	31-Dec	31-Dec
	2021	2021	2021	2021
Revenue:
GAAP revenue	$61,200,000	$61,600,000	$248,000,000	$250,500,000

Diluted net income per common share:
GAAP net income	$(0.04)	$(0.05)	$(0.16)	$(0.19)
Stock-based compensation charges	$0.07	$0.07	$0.27	$0.30
Strategic consulting, acquisition and litigation costs	$0.00	$0.01	$0.01	$0.02
Intangible Amortization	$0.11	$0.11	$0.45	$0.48
Corporate separation payment	$—	$—	$0.00	$0.00

Non-GAAP adjusted net income per share	$0.14	$0.14	$0.58	$0.61

Deferred tax (benefit) expense	$0.00	$(0.00)	$—	$(0.01)

Non-GAAP adjusted net income before deemed dividends per share excluding deferred tax (benefit) expense	$0.14	$0.14	$0.58	$0.60

Deemed dividends per share impact to Non-GAAP adjusted net income	$(0.04)	$(0.04)	$(0.18)	$(0.18)

Adjusted Net income per share attributable to common stockholders	$0.10	$0.10	$0.41	$0.42

GAAP fully diluted earnings (loss) per share attributable to common stockholders	$(0.08)	$(0.09)	$(0.33)	$(0.36)

Shares used to compute Non-GAAP adjusted net income per share - diluted	57,000,000	57,000,000	55,500,000	55,500,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures, including “Non-GAAP adjusted net income per share excluding deferred tax expense” are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see Notes to Reconciliation of GAAP to Non-GAAP Financial Measures on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net Income excluding deferred tax (benefit) expense, Net income per share - diluted, Net income per share - diluted excluding deferred tax (benefit) expense, and EBITDA for non-cash stock-based compensation expense, and strategic consulting and litigation costs to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted General and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share - diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share - diluted and EBITDA.

Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude litigation expenses and non-recurring items that impact our ongoing business. See items (A) through (E) below for further information on the current quarter’s reconciling items.

Items (A) through (F) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income excluding deferred tax (benefit) expense,” “Net income per share - diluted,” “Net income per share excluding deferred tax (benefit) expense- diluted,” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (F).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Strategic consulting, acquisition integration and litigation costs. See item (2) on previous page. The Company’s management excludes certain board-directed consulting costs and litigation expenses when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) Intangible amortization costs. See item (3) on previous page. The Company’s management excludes amortization expenses associated with the acquisition of intangible assets when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(D) Corporate separation payment relating to employment termination benefits agreement. See item (4) on previous page. The Company’s management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(E) Deferred tax expense represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(F) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation charges and litigation expenses.